EXHIBIT 10.12

 filed with Form 10A2

DEBENTURE AGREEMENT

WITH

 CONVERSION PRIVILEGES

DUE: May 13, 2010

CORAL SPRINGS, FL 33071

Date May 14, 2009

After date and for value received, Clean Coal Technologies, Inc. ("CCTI") promises to pay to the order of Robert Petersen whose address is 21 Spinniung Wheel Rd. Apt. 18 L, Hinsdale, IL 60521, the sum of $15,000.00 pursuant to the terms hereinafter set forth:

1. SECURITIES PURCHASED. The Holder hereof has purchased as an investment a $15,000.00 convertible debenture. The debenture may be converted to shares of the common stock of CCTI as further described in the Debenture Agreement.

2. PUBLIC COMPANY. Holder understands that CCTI is presently a publicly traded Pink Sheet company.

3. SENIOR DEBT. The debenture shall have a preference in liquidation to all obligations except bank debt or secured leases. Upon a liquidation, dissolution, bankruptcy or reorganization, or similar transaction by the company, the holders of the "senior debt" would be paid in full before payment would be made on the debentures.

4. SECURITY. The convertible debenture is not secured by any assets of CCTI.

5. CONVERSION. The convertible debenture holder may convert the debenture into Common Stock of the corporation by exercising his right to conversion after Twelve (12) months from the date of this debenture or extend the debenture for another 6 months at holders option The effective issue date of the stock will be the date of this debenture.

Should the Holder elect to exercise his right to conversion, the Corporation shall pay any accrued interest on said debenture and issue it's Common Stock at a price of Fifty (50) percent of ask price at the date of conversion in the amount of shares necessary to satisfy the debenture.

When the debenture expires the debenture Holder may elect to take cash only, cash and stock, or all stock. The debenture Holder will advise the Corporation ten (10) days prior, to the due date of the debenture as to the payment method desired.

6. INTEREST. This debenture shall be subject to an annual interest rate of 10% per annum payable at the due date of the debenture. CCTI will not be obligated to make interest only payments. The Debenture is due in full including all principal and accrued interest on or before May 13, 2010. Any payments of principal and interest not paid when due shall bear interest at a default rate of 15% per annum until paid.

7. CONVERSION RIGHTS. In addition to the Conversion Rights discussed in paragraph 4 above, the holder shall have the following rights:

a)

Should the Holder elect to exercise his right to conversion, the corporation shall pay in cash upon delivery of the Stock Certificate any accrued interest on said debenture less any value of a dividend which has been declared but not paid on the date of the election to convert.

b)

Should CCTI at any time during the conversion period have a capital reorganization, merger, consolidation, stock swap or sell substantially all of its assets to any person or corporation, then as part of such merger, consolidation or sale, provision shall be made for the Conversion Rights to be adjusted in such a manner as to provide for the protection of said rights so as to permit the conversion in as nearly equivalent a manner as set forth herein as is possible. CCTI shall reserve for issuance upon conversion sufficient, equivalent recapitalized equity to meet its obligations hereunder during the entire conversion period.

c)

Upon presentation to CCTI at the notice address of (1) a letter requesting conversion, (2) the Conversion Form, which is Exhibit "A" attached hereto and which provides for the cancellation of the Debenture upon issuance of the Common Stock, and (3) the original Debenture Agreement all duly executed; CCTI shall within 5 business days issue a certificate for the appropriate number of shares and send said certificate to the holder postage prepaid, registered mail, return receipt or any other manner agreed to by the holder and CCTI.

d)

All shares of Common Stock or other securities delivered upon the exercise of the rights of conversion shall be validly issued, fully paid and non-assessable.

e)

Irrespective of the date of issuance and delivery of a certificate or certificates for any shares of Common Stock issuable upon the exercise of conversion rights, each person (including a corporation) in whose name any such certificate qr certificates is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock, the securities, and/or property represented thereby on the date on which a duly executed notice of exercise of conversion rights and the canceled underlying Debenture is delivered to the Company.

f)

The Holder is not, by virtue of ownership of the convertible debenture, entitled to any rights whatsoever of a stockholder of the Company.

8. RESTRICTED SECURITIES/RESTRICTION ON ASSIGNMENTS. The undersigned Holder acknowledges that he understands that the securities represented by this Convertible Debenture have not been registered pursuant to the Securities Act of 1933 or pursuant to the laws of the State of Florida or any other state and that the company is relying on exemptions from registration of these securities. Each Debenture and common share which may be issued as a result of the conversion of the debenture shall be imprinted with a restrictive legend as follows:

"This Debenture (Common Stock) and the rights hereunder have not been registered or qualified under federal or state securities laws. This Debenture (Common Stock) may not be assigned unless so registered or qualified or unless an exemption exists, the availability of which is to be established by issuer's counsel at the holder's expense; provided, however, if the proposed assignment is made to a person or entity outside of the United States or Canada, and not for the benefit of or to any U.S. or Canadian person, the establishment by issuer's counsel of the availability of an exemption from registration shall not be necessary for the holder to make such assignment in the absence of a change of Law or Regulation which would then require proof of exemption or registration of such transaction. The assignee under any such assignment shall be likewise subject to the terms of this restriction upon any proposed assignment or transfer".

This undersigned Holder hereof further acknowledges that he is purchasing this debenture as an investment and not with an intent to resell.

9. NOTICES. All notices and communications to any party to this debenture shall be in writing and sent to Clean Coal Technologies, Inc., Attn: Douglas Hague, President & CEO, at 12518 W. Atlantic Blvd., Coral Springs, FL 33071, and to the Holder at the address set forth below the Holder's signature or at such other place as may be designated in writing by either party hereto. AU notices to overseas addresses shall be by telex or FedEx overnight with confirmation of receipt required.

10.

GENERAL.

a)

This debenture is being delivered and is intended to be performed in the

State of Florida and shall be construed and enforced in accordance with and governed by the laws of Nevada. AU of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto whether so expressed or not, and in particular shall inure to the benefit of and be enforceable by any holder or holders at the time of the debentures. This Agreement embodies the entire convertible debenture agreement and understanding between the undersigned Holder and the company and supersedes all prior agreements and understandings relating to the subject matter hereof.

b)

CCTI may not consolidate or merge, or transfer or lease all or substantially all of its assets to another corporation unless the other entity assumes in writing all of the obligations of the Company under the debentures, and that in the case of a transfer or lease of assets, although the successor assumes the obligations in writing, the Company shall not be released from its obligations to pay principal or interest on the debentures.

c)

Should the holder lose the Debenture or should it be stolen or destroyed, the

Company will issue a replacement upon receipt of such assurances as may be reasonably requested by the Companyo

d)

Interest is payable on the Debenture from the date of acceptance by CCTI which date shall not exceed 2 business days from receipt of the Subscription Agreement with funds.

If you agree to the foregoing terms of the Convertible Debenture, please sign the form in the place provided for the "Holder" and print or type your full name, address, telephone number and social security number and execute the attached subscription agreement. No debenture win be accepted without an executed subscription agreement and payment in full which shall not be refundable.

DATED this 14 day of May, 2009.

ATTEST:

/s/Douglas Hague

Douglas Hague, President & CEO